                        EXHIBIT 99.1

Yext, Inc. Announces First Quarter Fiscal 2023 Results

–Customer Count Increased 11% Year-over-Year to Over 2,830
–First Quarter Revenue Increased 7% Year-over-Year to $98.8 Million
–Unearned Revenue Increased 5% Year-over-Year to $196 Million
–ARR Increased 5% Year-over-Year to $387 Million
–Cash and Cash Equivalents of $248 Million
–Repurchased Over $55 Million in Common Stock To Date under Share Repurchase Program
–Issues Guidance for Second Quarter Fiscal 2023
–Issues Guidance for Full Year Fiscal 2023

NEW YORK, June 8, 2022 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the Answers Company, today announced its results for the three months ended April 30, 2022, or the Company's first quarter of fiscal 2023.
“During the first quarter, we continued to work towards streamlining the business, improving efficiencies and re-architecting our go-to-market strategy,” said Mike Walrath, Yext’s Chief Executive Officer. “Also during the quarter we launched a $100 million share repurchase program and continued to maintain a strong cash position. We expect our increased focus on customer success, along with our disciplined, productivity-driven operating model, to drive healthy margins while we continue to focus on our recurring revenue growth."

First Quarter Fiscal 2023 Highlights:
•Revenue of $98.8 million, a 7% increase, compared to $92.0 million reported in the first quarter fiscal 2022.
•Gross Profit of $74.1 million, a 6% increase, compared to $70.1 million reported in the first quarter fiscal 2022. Gross margin of 75.0%, compared to 76.2% reported in the first quarter fiscal 2022.
•Net Loss and Non-GAAP Net Loss:
◦Net loss of $25.8 million, compared to the net loss of $17.6 million in the first quarter fiscal 2022.
◦Non-GAAP net loss of $7.8 million, compared to the non-GAAP net loss of $3.0 million in the first quarter fiscal 2022.

•Net Loss Per Share and Non-GAAP Net Loss Per Share:
◦Net loss per share of $0.20 in the first quarter fiscal 2023, compared to net loss per share of $0.14 in the first quarter fiscal 2022.
◦Non-GAAP net loss per share of $0.06 in the first quarter fiscal 2023, compared to non-GAAP net loss per share of $0.02 in the first quarter fiscal 2022.
◦Net loss per share and non-GAAP net loss per share were each based on 131.1 million and 125.4 million weighted-average basic shares outstanding for the first quarter fiscal 2023 and for the first quarter fiscal 2022, respectively.
•Balance Sheet: Cash and cash equivalents of $248 million as of April 30, 2022. Unearned revenue of $196 million as of April 30, 2022, compared to $187 million as of April 30, 2021.
•Remaining Performance Obligations ("RPO"): RPO of $361 million as of April 30, 2022. RPO expected to be recognized over the next 24 months of $341 million with the remaining balance expected to be recognized thereafter. RPO does not include amounts under contract subject to certain accounting exclusions.
•Cash Flow: Net cash provided by operating activities was $17.9 million for the three months ended April 30, 2022, compared to net cash provided by operating activities of $35.1 million for the three months ended April 30, 2021.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
Recent Business Highlights:
•Authorized a $100 million share repurchase program; over $55 million has been repurchased to date.
•David Rudnitsky resigned as Chief Revenue Officer effective June 7, 2022, and will assist the Company in a transitional role until September 30, 2022. Brian Distelburger will now serve as interim Chief Revenue Officer, while the Company conducts the search for a permanent replacement.
•Launched a global startup program to bring power of AI Search to founders' fingertips.
•Partnered with Main Line Health to transform their website into a search and scheduling powerhouse.
•Strengthened platform with Nebula algorithm update, posting modernization, and search merchandiser.
•Earned KCS® v6 Aligned designation from the KCS Academy of the Consortium for Service Innovation.
•Recognized as a 2022 Best Software Award winner by G2 in three separate categories.
•Named top Local Listings provider by G2 for seventh consecutive quarter.
•Announced the general availability of its Spring 2022 Release, which introduced new platform features.
•Customer count, which excludes our small business and third-party reseller customers, increased 11% year-over-year to over 2,830 as of April 30, 2022.
•Annual recurring revenue, or ARR, increased 5% year-over-year to $387 million as of April 30, 2022, compared to $370 million as of April 30, 2021.

Financial Outlook:
Yext is also providing the following guidance for its second fiscal quarter ending July 31, 2022 and the fiscal year ending January 31, 2023.
•Second Quarter Fiscal 2023 Outlook:
◦Revenue is projected to be in the range of $99.0 million to $100.0 million. Our second quarter revenue guidance includes a negative impact of $1.8 million to reflect foreign currency exchange rates.
◦Non-GAAP net loss per share is projected to be $0.06 to $0.05 which assumes 124.6 million weighted-average basic shares outstanding.

•Full Year Fiscal 2023 Outlook:
◦Revenue is projected to be in the range of $399.3 million to $403.3 million. Our full year revenue guidance includes a negative impact of $6.0 million to reflect foreign currency exchange rates.
◦Non-GAAP net loss per share is projected to be $0.12 to $0.10 which assumes 127.1 million weighted-average basic shares outstanding.

Conference Call Information
Yext will host a conference call today at 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. A live dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 3151785.
A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 1685973, until midnight (ET) June 15, 2022.

About Yext
Yext (NYSE: YEXT) is the Answers Company and is on a mission to empower every company in the world to provide authoritative answers to every question about their organization. Yext leverages AI to collect and organize a company’s information and deliver it — in the form of answers — to customers, employees, and partners. Yext’s Answers Platform works by pulling in information, organizing it into a Knowledge Graph and then delivering it via a set of platform services, including Listings, Search, Pages & Reviews. Brands like Verizon, Subway and Marriott — as well as organizations like the U.S. State Department — trust Yext to radically improve their business and deliver perfect answers everywhere.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our second quarter and full year fiscal 2023 in the paragraphs under "Financial Outlook" above, statements regarding the impact of the COVID-19 pandemic on our business and results of operations and other statements regarding our expectations regarding the growth of our company, our market opportunity, product roadmap, sales efficiency efforts and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the impact of the COVID-19 pandemic and its variants on U.S. and global markets, our business, operations, financial results, cash flow, demand for our products, sales cycles, and customer acquisition and retention; our ability to renew and expand subscriptions with existing customers especially enterprise customers and attract new customers generally; our ability to successfully expand and compete in new geographies and industry verticals; our ability to expand and scale our sales force; our ability to expand our service and application provider network; our ability to develop new product and platform offerings to expand our market opportunity, including with Yext Answers; our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively; weakened or changing global economic conditions; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP loss from operations, non-

GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin, and non-GAAP net income (loss) as a percentage of revenue are calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin and non-GAAP net loss/ income as a percentage of revenue, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss/ income and non-GAAP net loss/ income per share in conjunction with net loss and net loss per share.
Operating Metrics
This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
Customer count is defined as the total number of customers with contracts executed as of the last day of the reporting period and a unique administrative account identifier on the Yext platform. We believe that customer count provides insight into our ability to grow our enterprise and mid-market customer base. As such, customer count excludes third-party reseller customers and small businesses customers as well as customers only receiving free trials.
Annual recurring revenue, or ARR, for Direct customers is defined as the annualized recurring amount of all contracts in our enterprise, mid-market and small business customer base as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. Contracts include portions of professional services contracts that are recurring in nature.
ARR for Third-party Reseller customers is defined as the annualized recurring amount of all contracts with Third-party Reseller customers as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. The calculation includes the annualized contractual minimum commitment and excludes amounts related to overages above the contractual minimum commitments. Contracts include portions of professional services contracts that are recurring in nature.
Total ARR is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes, where relevant, no subsequent changes to the existing subscription, includes the annualized contractual minimum commitment and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR-based metrics provides insight into the performance of our recurring revenue business model while mitigating for fluctuations in billing and contract terms.

For Further Information Contact:
Investor Relations:
IR@yext.com

Public Relations:
PR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	April 30, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$247,769	$261,210
Accounts receivable, net of allowances of $1,187 and $2,042, respectively	58,012	101,607
Prepaid expenses and other current assets	19,035	13,538
Costs to obtain revenue contracts, current	32,015	33,998
Total current assets	356,831	410,353
Property and equipment, net	71,555	74,604
Operating lease right-of-use assets	93,554	97,124
Costs to obtain revenue contracts, non-current	23,852	27,286
Goodwill	4,401	4,572
Intangible assets, net	211	217
Other long term assets	5,030	6,179
Total assets	$555,434	$620,335
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$54,449	$48,432
Unearned revenue, current	196,379	223,427
Operating lease liabilities, current	18,236	18,845
Total current liabilities	269,064	290,704
Operating lease liabilities, non-current	109,959	113,776
Other long term liabilities	3,491	3,985
Total liabilities	382,514	408,465
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at April 30, 2022 and January 31, 2022; zero shares issued and outstanding at April 30, 2022 and January 31, 2022	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at April 30, 2022 and January 31, 2022; 139,407,429 and 137,662,320 shares issued at April 30, 2022 and January 31, 2022, respectively; 128,063,911 and 131,156,986 shares outstanding at April 30, 2022 and January 31, 2022, respectively	139	137
Additional paid-in capital	855,284	834,429
Accumulated other comprehensive loss	(3,601)	(187)
Accumulated deficit	(636,443)	(610,604)
Treasury stock, at cost	(42,459)	(11,905)
Total stockholders’ equity	172,920	211,870
Total liabilities and stockholders’ equity	$555,434	$620,335

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three months ended April 30,
	2022	2021
Revenue	$98,802	$91,992
Cost of revenue	24,728	21,854
Gross profit	74,074	70,138
Operating expenses:
Sales and marketing	60,779	55,166
Research and development	17,302	13,857
General and administrative	21,495	18,347
Total operating expenses	99,576	87,370
Loss from operations	(25,502)	(17,232)
Interest income	25	6
Interest expense	(143)	(132)
Other expense, net	129	(86)
Loss from operations before income taxes	(25,491)	(17,444)
(Provision for) benefit from income taxes	(348)	(187)
Net loss	$(25,839)	$(17,631)

Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.14)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	131,144,055	125,372,839

Other comprehensive (loss) income:
Foreign currency translation adjustment	$(3,414)	$355
Total comprehensive loss	$(29,253)	$(17,276)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended April 30,
	2022	2021
Operating activities:
Net loss	$(25,839)	$(17,631)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	4,387	3,717
Bad debt expense	(650)	181
Stock-based compensation expense	18,086	14,598
Amortization of operating lease right-of-use assets	2,370	2,278
Other, net	302	161
Changes in operating assets and liabilities:
Accounts receivable	42,680	41,914
Prepaid expenses and other current assets	(5,685)	1,221
Costs to obtain revenue contracts	4,383	(5,534)
Other long term assets	678	(156)
Accounts payable, accrued expenses and other current liabilities	4,987	1,945
Unearned revenue	(24,519)	(5,186)
Operating lease liabilities	(3,151)	(2,786)
Other long term liabilities	(168)	341
Net cash provided by operating activities	17,861	35,063
Investing activities:
Capital expenditures	(1,644)	(7,457)
Net cash used in investing activities	(1,644)	(7,457)
Financing activities:
Proceeds from exercise of stock options	311	12,168
Repurchase of common stock	(27,142)	—
Payments of deferred financing costs	(68)	(44)
Proceeds, net from employee stock purchase plan withholdings	606	1,483
Net cash (used in) provided by financing activities	(26,293)	13,607
Effect of exchange rate changes on cash and cash equivalents	(3,365)	475
Net (decrease) increase in cash and cash equivalents	(13,441)	41,688
Cash and cash equivalents at beginning of period	261,210	230,411
Cash and cash equivalents at end of period	$247,769	$272,099

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended April 30, 2022
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$24,728	$(1,382)	$23,346
Sales and marketing	$60,779	$(6,376)	$54,403
Research and development	$17,302	$(4,520)	$12,782
General and administrative	$21,495	$(5,808)	$15,687

	Three months ended April 30, 2022
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	25%	(1)%	24%
Sales and marketing	62%	(7)%	55%
Research and development	17%	(4)%	13%
General and administrative	22%	(6)%	16%

	Three months ended April 30, 2021
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$21,854	$(1,445)	$20,409
Sales and marketing	$55,166	$(5,501)	$49,665
Research and development	$13,857	$(3,988)	$9,869
General and administrative	$18,347	$(3,664)	$14,683

	Three months ended April 30, 2021
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	24%	(2)%	22%
Sales and marketing	60%	(6)%	54%
Research and development	15%	(4)%	11%
General and administrative	20%	(4)%	16%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended April 30,
	2022	2021
Gross profit
GAAP gross profit	$74,074	$70,138
Plus: Stock-based compensation expense	1,382	1,445
Non-GAAP gross profit	$75,456	$71,583

Gross margin
GAAP gross margin	75.0%	76.2%
Plus: Stock-based compensation expense	1.4%	1.6%
Non-GAAP gross margin	76.4%	77.8%

Operating expenses
GAAP operating expenses	$99,576	$87,370
Less: Stock-based compensation expense	(16,704)	(13,153)
Non-GAAP operating expenses	$82,872	$74,217

Operating expenses as a percentage of revenue
GAAP operating expenses as a percentage of revenue	101%	95%
Less: Stock-based compensation expense	(17)%	(14)%
Non-GAAP operating expenses as a percentage of revenue	84%	81%

Loss from operations
GAAP loss from operations	$(25,502)	$(17,232)
Plus: Stock-based compensation expense	18,086	14,598
Non-GAAP loss from operations	$(7,416)	$(2,634)

Operating margin (Loss from operations as a percentage of revenue)
GAAP operating margin	(26)%	(19)%
Plus: Stock-based compensation expense	18%	16%
Non-GAAP operating margin	(8)%	(3)%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended April 30,
	2022	2021
GAAP net loss	$(25,839)	$(17,631)
Plus: Stock-based compensation expense	18,086	14,598
Non-GAAP net loss	$(7,753)	$(3,033)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.14)
Stock-based compensation expense per share	0.14	0.12
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.02)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	131,144,055	125,372,839

	Three months ended April 30,
	2022	2021
GAAP net loss as a percentage of revenue	(26.2)%	(19.2)%
Plus: Stock-based compensation expense	18.3%	15.9%
Non-GAAP net loss as a percentage of revenue	(7.9)%	(3.3)%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Supplemental Information
(In thousands)
(Unaudited)

	April 30,		Variance
	2022	2021	Dollars	Percent
Annual Recurring Revenue
Direct Customers	$310,312	$291,293	$19,019	7%
Third-Party Reseller Customers	76,671	78,760	(2,089)	(3)%
Total Annual Recurring Revenue	$386,983	$370,053	$16,930	5%

	Apr. 30, 2022	Jan. 31, 2022	Oct. 31, 2021	Jul. 31, 2021	Apr. 30, 2021
Annual Recurring Revenue Trend
Direct Customers	$310,312	$312,132	$308,197	$297,861	$291,293
Third-Party Reseller Customers	76,671	78,353	78,457	79,953	78,760
Total Annual Recurring Revenue	$386,983	$390,485	$386,654	$377,814	$370,053

Note: Numbers rounded for presentation purposes and may not sum.